UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 7.01 Regulation FD Disclosure
SIGNATURES EXHIBIT INDEX EX 99-1

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2011, James Wainright, our current President and Chief Executive Officer, and our Board of Directors mutually determined that Mr. Wainright will separate his employment with us after an approximately 90-day transition period.  During that period, our management and Board of Directors will conduct a search for a successor to Mr. Wainright as our Chief Executive Officer, including a review of internal candidates.

We issued a press release dated March 10, 2011 regarding Mr. Wainright’s departure, a copy of which is attached as Exhibit 99.1 and is incorporated by reference in this Item 5.02.

Item 7.01  Regulation FD Disclosure

We issued a press release dated March 10, 2011 regarding Mr. Wainright’s departure, a copy of which is attached as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

Item 9.01  Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Description
99.1	Press release dated March 10, 2011 regarding Mr. Wainwright’s departure

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date: March 10, 2011	By	/s/ James Connor
James Connor Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 10, 2011 regarding Mr. Wainwright’s departure